EXHIBIT 99.1

BLUE EARTH REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Henderson, Nevada, March 16, 2015--Blue Earth, Inc. (NASDAQ: BBLU) an alternative/ renewable energy and energy efficiency services company, announced financial results for the fourth quarter and full year ended December 31, 2014.

As detailed below, the Company announced strong growth in revenues for both the fourth quarter of 2014 and the full year 2014 in both the Energy Efficiency & Technology and Construction divisions. Gross profits for the company, however, were down for both the fourth quarter and full year, with the bulk of the decline attributable to operating losses in the Construction division caused by project losses on legacy business in Hawaii.

Total consolidated revenue for the fourth quarter of 2014 was $8,787,790, an increase of $5,448,263 or 163.1%, when compared with consolidated revenue of $3,339,527 for the fourth quarter of 2013. The current revenues represent sales from the Company’s operating segments, Energy Efficiency & Technology ($1,422,923) and Construction ($7,364,867) as compared to fourth quarter sales of ($1,144,410) from Energy Efficiency & Technology and ($2,195,117) from Construction in 2013.

For the full year ended December 31, 2014 revenues were $18,260, 758, an increase of $7,955,022 or 77.2%, when compared with consolidated revenue of $10,305,736 in 2013.

The full year revenues represent sales from the Company’s operating segments, Energy Efficiency & Technology ($6,694,166) and ($11,566,592) from Construction in 2014 as compared to Energy Efficiency and Technology ($3,648,908) and Construction ($6,656,828) in 2013 .

Energy Efficiency & Technology sales include energy efficiency retrofits through Keep Your Cool® programs, website sales, refrigeration/HVAC services and the UPStealth® battery backup management systems. Construction sales are from installation of alternative/renewable energy systems and installation and maintenance of HVAC systems. Energy Efficiency & Technology’s revenues were positively impacted by a new contract with a national chain of convenience stores, increased website sales, and increased sales of UPStealth® battery backup management systems.

Total consolidated gross profit for the fourth quarter of 2014 was $593,008 or 6.7% of revenues, compared to $405,963 or 12.2% of revenues for the fourth quarter of 2013. Energy Efficiency & Technology had a gross profit of $746,937 or 52.5% compared to a gross loss of ($153,929) or (2.1%) for Construction. By comparison in the fourth quarter of 2013, Energy Efficiency & Technology had a gross profit of $513,288 or 44.9% compared to a gross loss of ($107,325) or (4.9%) for Construction. Construction division gross losses for the quarter was the result of losses incurred on the sale of solar panels held in inventory, cost overruns on a project in Hawaii and lower margins for a project under construction in mainland US. Solar panels in inventory were sold after the manufacturer of the panels withdrew from the US market, making the panels unacceptable for our projects.

Total consolidated gross profit for the full year of 2014 was $4,175,220 or 22.9% of revenues, compared to $3,139,272 or 30.5% of revenues for 2013. Energy Efficiency & Technology had a gross profit of $3,934,437 or 58.8% compared to $240,783 or 2.1% for Construction. By comparison in the full year of 2013, Energy Efficiency & Technology had a gross profit of $1,828,288 or 54.3% compared to $1,122,074 or 16.9% for Construction. Construction division gross profits were lower in 2014 because of a loss on the sale of a project in Hawaii in addition to the factors cited in the fourth quarter discussion.

Total consolidated operating expenses for the fourth quarter of 2014 were $9,671,880, compared to $13,460,173 for the fourth quarter of 2013 decrease of $3,788,293 or (28.1%).

Total consolidated operating expenses for the full year of 2014 were $31,109,358, compared to $28,497,962 for the full year of 2013 an increase of $2,611,396 or 9.2%.

Net loss for the fourth quarter of 2014, was $9,373,682 as compared to a net loss of $13,187,926 for the fourth quarter of 2013, a decrease of $3,814,244.  Excluding the non-cash expenses of common stock for services, amortization of intangible assets acquired for stock and stock options/warrants issued for services, the loss would have been $5,145,214 and $2,938,227 for the fourth quarter of 2014 and 2013, respectively.  The increase is attributable primarily to losses and decreased margins in the Construction segment.

Net loss for the full year of 2014, was $27,614,459 as compared to a net loss of $25, 473,394 for the full year of 2013, an increase of $2,141,065.  Excluding the non-cash expenses of common stock for services, amortization of intangible assets acquired for stock and stock options/warrants issued for services, the loss would have been $15,857,201 and $5,748,924 for the full year of 2014 and 2013, respectively.  The increase is attributable primarily to increased overhead costs associated with expanding the business.

The net loss attributed to common shareholders was $9,373,682 in the fourth quarter 2014 compared to $14,320,562 in the fourth quarter of 2013. The net loss translates to ($0.10) per basic and diluted share for the fourth quarter of 2014 as compared to a net loss of ($0.29) per basic and diluted share in the fourth quarter of 2013.

The net loss attributed to common shareholders was $29,118,041 in the full year 2014 compared to $28,661,844 in the full year of 2013 after taking into account preferred dividends of $1,503,582 and $3,188,450 in 2014 and 2013 respectively. The net loss translates to ($0.40) per basic and diluted share for the full year of 2014 as compared to a net loss of ($0.79) per basic and diluted share in the full year of 2013.

“Results for the fourth quarter improved over the previous three quarters of 2014 as revenues increased. Gross margins and profits on the Construction business suffered from the effects of the first three quarters, but we believe the negative margins are behind us due to a more focused business with the current profitable projects. Full year revenues were up significantly year on year but the reduced margins in the Construction segment produced results that were below our expectations for the year. We believe that the legacy problems in the Construction segment are now behind us and expect improved results in 2015.” stated Brett Woodard, CFO of Blue Earth, Inc.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.	Liviakis Financial Communications, Inc.
John C. Francis	Michael Bayes
www.blueearthinc.com	www.liviakis.com
702.263.1808 Ext. 103	415.389.4670
jfrancis@blueearthinc.com	michael@liviakis.com

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858.794.9500

bprag@delmarconsulting.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “should,” “intends,” “projects” and similar expressions are intended to identify forward-looking statements.  These statements relate to future events or to the Company’s future financial performance, and the performance of its business units. These forward-looking statements are based on the company’s current believes and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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